As filed with the Securities and Exchange Commission on July 31, 2025
Registration Number 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WASTE MANAGEMENT, INC.
(Exact name of registrant as specified in its charter)
SEE TABLE OF ADDITIONAL REGISTRANT GUARANTOR

Delaware (State or other jurisdiction of incorporation or organization)	73-1309529 (I.R.S. Employer Identification Number)
800 Capitol Street, Suite 3000
Houston, Texas 77002
(713) 512-6200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Charles C. Boettcher
Chief Legal Officer
Waste Management, Inc.
800 Capitol Street, Suite 3000
Houston, Texas 77002
(713) 512-6200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:   From time to time after the effective date of the Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

TABLE OF ADDITIONAL REGISTRANT GUARANTOR
Exact Name of Additional Registrant as Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Waste Management Holdings, Inc.	Delaware	36-2660763

*
The additional registrant is a direct wholly owned subsidiary of Waste Management, Inc. The address, including zip code, and telephone number, including area code, of the additional registrant’s principal executive offices is 800 Capitol Street, Suite 3000, Houston, Texas 77002, telephone (713) 512-6200. The name, address, including zip code, and telephone number, including area code, of the agent for service for the additional registrant is Charles C. Boettcher, Chief Legal Officer, Waste Management, Inc., 800 Capitol Street, Suite 3000, Houston, Texas 77002, telephone (713) 512-6200.

PROSPECTUS
WASTE MANAGEMENT, INC.
DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
WARRANTS
GUARANTEES
UNITS
We or selling securityholders may from time to time offer to sell the following securities in one or more classes or series in amounts, at prices and on terms that will be determined at the time of the offering: (i) debt securities of Waste Management, Inc., (ii) common stock, par value $0.01 per share (“common stock”), (iii) preferred stock, $0.01 par value per share (“preferred stock”), (iv) warrants to purchase any of the other securities that may be sold under this prospectus, (v) guarantees with respect to our debt securities issued by Waste Management Holdings, Inc. (“Waste Management Holdings”), a direct wholly owned subsidiary of Waste Management, Inc., and (vi) units consisting of any of the securities listed herein.
Each time we or a selling securityholder sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.
Our common stock is listed on the New York Stock Exchange under the symbol “WM.” The closing price for our common stock on July 29, 2025, was $235.56 per share, as reported on the NYSE.
Our principal executive offices are located at 800 Capitol Street, Suite 3000, Houston, Texas 77002, and our telephone number at that address is (713) 512-6200.
Investing in our securities involves risks. See “Risk Factors” on page 7 of this prospectus, the risk factors included in our periodic reports that we file with the Securities and Exchange Commission and incorporate by reference herein and the applicable prospectus supplement before you invest in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus is dated July 31, 2025

We have not authorized anyone to provide any information or to make any representations other than those contained in, or incorporate by reference into, this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the cover page of this prospectus, or that the information we previously filed with the U.S. Securities and Exchange Commission (“SEC”) and incorporated by reference into this prospectus is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included or incorporated herein regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives are forward-looking statements. Forward-looking statements are often identified by the words, “will,” “may,” “should,” “continue,” “anticipate,” “believe,” “expect,” “plan,” “forecast,” “project,” “estimate,” “intend,” and words of a similar nature. Such statements are only predictions and, accordingly, are subject to substantial risks, uncertainties and assumptions.
Many factors could affect our actual results, and variances from our current expectations regarding these factors could cause actual results to differ materially from those expressed in our forward-looking statements. We presently consider the factors set forth below to be important factors that could cause actual results to differ materially from our published expectations. A more detailed discussion of these factors, as well as other factors that could affect our results, is contained under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2024 as updated by our subsequent quarterly reports on Form 10-Q and other filings we make with the SEC. However, management cannot predict all factors, or combinations of factors, that may cause actual results to differ materially from those projected in any forward-looking statements. Factors that we currently believe could cause our results to be different from our expectations include:
Strategy and Operational Risks
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If we fail to implement our business strategy, our financial performance and our growth could be materially and adversely affected.

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We may not realize the strategic benefits and cost synergies anticipated from the Stericycle acquisition.

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Our operations must comply with extensive existing regulations, and changes in regulations, including with respect to emerging contaminants, such as per- and polyfluoroalkyl substances, and extended producer responsibility, can restrict or alter our operations, increase our operating costs, increase our tax liabilities, reduce revenues, or require us to make additional capital expenditures.

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Our business is subject to operational and safety risks, including the risk of injury to employees and others.

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We may be unable to obtain or maintain required permits for our operations or expand existing permitted capacity at our landfills, due to land scarcity, public opposition or otherwise, which can require us to identify disposal alternatives, resulting in decreased revenue and increased costs.

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If we are unable to attract, hire or retain key team members and a high-quality workforce, or if our succession planning does not develop an adequate pipeline of future leaders, it could disrupt our business, jeopardize our strategic priorities and result in increased costs, negatively impacting our results of operations.

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Increases in our labor costs as a result of labor unions organizing, changes in regulations related to labor unions or increases in employee minimum wages, could adversely affect our future results.

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The seasonal nature of our business, severe weather events resulting from climate change and event driven projects cause our results to fluctuate, and prior performance may not be indicative of our future results.

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Damage to our reputation and the value of our brand would negatively impact our business.

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We have made significant investments in an extensive natural gas truck fleet, which makes us partially dependent on the availability of natural gas and fueling infrastructure and vulnerable to natural gas prices, and requirements to transition away from our current vehicle fleet to electric powered vehicles could impair our investments and result in cost increases and significant additional capital investment.

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We may not be able to achieve our sustainability-related goals, including reduction of our greenhouse gas emissions, or execute on our sustainability-related growth strategy and initiatives, within planned timelines or anticipated budget, which could damage our reputation and negatively impact the benefits anticipated from our investments.

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Focus on, and regulation of, sustainability performance and disclosure can result in increased costs, risk of noncompliance, damage to our reputation and related adverse effects.

External Economic and Industry Risks
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Market disruption, including labor shortages, external strikes, and supply chain constraints, and macroeconomic pressures, including inflation, have recently had, and may in the future have, an adverse impact on our business and results of operations.

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The environmental services industry is highly competitive, and if we cannot successfully compete in the marketplace, our business, financial condition and operating results may be materially adversely affected.

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Our revenues, earnings and cash flows fluctuate based on changes in commodity prices and demand and may fluctuate substantially without notice in the future.

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Increasing customer preference for alternatives to landfill disposal and bans on certain types of waste could reduce our landfill volumes and cause our revenues and operating results to decline.

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General economic conditions can directly and adversely affect revenues for our services and our income from operations margins.

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Reduction in volumes of medical waste, controlled substances wastes, and personal and confidential information, and changing conditions in the healthcare industry, could adversely affect our financial results.

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Weakness in the economy may expose us to credit risk of governmental entities and municipalities and other major customers, which could negatively impact our financial results.

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Changes to applicable tax laws and regulation or interpretation thereof or the imposition of new or increased taxes may increase our tax liabilities and could adversely affect our operating results and cash flows.

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Shortages in diesel fuel supply or increases in diesel fuel prices may increase our operating expenses

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Large-scale disruption of social and commercial activity and financial markets may have a material adverse impact on our business, financial condition, results of operations and cash flows.

Technology and Information Security Risks
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Developments in technology could trigger a fundamental change in our industry, as waste streams are increasingly viewed as a resource, which may adversely impact volumes at our landfills and our profitability.

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If we are not able to develop new service offerings and protect intellectual property or if a competitor develops or obtains exclusive rights to a breakthrough technology, our financial results may suffer.

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We are dependent on technology, and if our technology fails, our business would be adversely affected.

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Inability to adapt to and manage the benefits and risks of artificial intelligence could expose us to liability or put us at a disadvantage.

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Significant cybersecurity incidents may negatively impact our business and our relationships with customers, vendors and employees and expose us to increased liability.

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Increasing regulatory focus on privacy and data protection issues and expanding laws could negatively impact our business, subject us to criticism and expose us to increased liability.

Legal, Regulatory and Compliance Risks
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Our operations are subject to environmental, health and safety laws and regulations, as well as contractual obligations that may result in significant liabilities.

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Our sustainability growth strategy includes significant planned and ongoing investments in our WM Renewable Energy segment; changes to federal and state renewable fuel policies could affect our financial performance, and such investments may not yield the results anticipated.

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The impact of climate change, and the adoption of climate change legislation or regulations restricting emissions of greenhouse gases, could increase our costs to operate.

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Failure to maintain an effective system of internal control over financial reporting, due to technology issues, difficulties integrating Stericycle’s operations and systems, or otherwise, could adversely affect our ability to provide accurate and timely financial statements, which may harm our business and reputation.

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We could be subject to significant fines and penalties, and our reputation could be adversely affected, if we or third parties with whom we have a relationship fail to comply with U.S. or foreign laws or regulations.

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Currently pending or future litigation or governmental proceedings could result in material adverse consequences, including judgments or settlements.

Financial Risks
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Our capital requirements and our business strategy could increase our expenses, cause us to change our growth and development plans, or result in an inability to maintain our desired credit profile.

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Increases in the costs of obtaining adequate financial assurance, or the inadequacy of our insurance coverages, could negatively impact our liquidity and increase our liabilities.

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We may record material charges against our earnings due to impairments to our assets.

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We could face significant liabilities for withdrawal from multiemployer pension plans.

Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect events, circumstances or developments after the date of this prospectus.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement we filed with the SEC using a “shelf” registration process. We may offer and sell any combination of the securities described in this prospectus from time to time up to an indeterminate dollar amount, in one or more offerings.
The types of securities that we or selling securityholders may offer and sell from time to time pursuant to this prospectus are:
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debt securities;

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common stock;

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preferred stock;

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warrants;

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guarantees; and

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units consisting of any of the securities listed above.

Each time we or selling securityholders sell securities pursuant to this prospectus, we will describe in a prospectus supplement, which will be delivered with this prospectus, specific information about the offering and the terms of the particular securities offered. In each prospectus supplement, we will include the following information, if applicable:
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the type and amount of securities that we or selling securityholders propose to sell;

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the initial public offering price of the securities;

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the names of any underwriters or agents through or to which we or selling securityholders will sell the securities;

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any compensation of those underwriters or agents; and

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information about any securities exchanges or automated quotation systems on which the securities will be listed or traded.

The prospectus supplement may also add, update or change the information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”
Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus (i) by means of a post-effective amendment to the registration statement of which this prospectus is a part; (ii) through filings we make with the SEC that are incorporated by reference into this prospectus; or (iii) by any other method as may then be permitted under applicable law, rules or regulations.
As used herein, the terms “we,” “us,” “our,” and “the Company” refer to Waste Management, Inc. and its consolidated subsidiaries and consolidated variable interest entities, taken as a whole, unless the context clearly indicates otherwise.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
This prospectus incorporates documents by reference which are not presented in or delivered with this prospectus. We have not authorized anyone to provide you with information that is different from or in addition to the information contained in this prospectus and incorporated by reference into this prospectus.
We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about us and our financial condition.
SEC Filing (Our SEC File Number is 1-12154)	Date Filed
Annual Report on Form 10-K for the year ended December 31, 2024	February 19, 2025
Quarterly Report on Form 10-Q for the quarter ended March 31, 2025	April 29, 2025
Quarterly Report on Form 10-Q for the quarter ended June 30, 2025	July 29, 2025
Current Report on Form 8-K	February 28, 2025
Current Report on Form 8-K	May 14, 2025
Current Report on Form 8-K	May 14, 2025
The portions of our proxy statement for our 2025 annual meeting of stockholders incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2024	April 1, 2025
Description of our common stock contained in our Registration Statement on Form 8-B, as updated by the description of our common stock included in Exhibit 4.6 to our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 19, 2025, together with any subsequent amendment or report filed for the purpose of updating such description
July 13, 1995
We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until all of the securities offered by this prospectus have been issued as described in this prospectus. These documents may include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements. We are not incorporating by reference any information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future current report on Form 8-K that we file with the SEC, unless otherwise specified in such current report.
You may obtain copies of any of these filings through the Company as described below, or through the SEC’s Internet website or through our website as described under “Where You Can Find More Information.” Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.
Documents incorporated by reference are available from us without charge to each person, including any beneficial owner, to whom a prospectus is delivered, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing or by telephone using the contact information below.
Waste Management, Inc.
800 Capitol Street, Suite 3000
Houston, Texas 77002
Attn: Corporate Secretary
(713) 512-6200

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains information we have filed electronically with the SEC, which you can access over the Internet at www.sec.gov.
Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other filings with the SEC are available, without charge, on or through our website, www.wm.com, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.
This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s Internet website discussed above.

THE COMPANY
We are North America’s leading provider of comprehensive environmental solutions, providing services throughout the United States (“U.S.”) and Canada. We partner with our customers and the communities we serve to manage and reduce waste at each stage from collection to disposal, while recovering valuable resources and creating clean, renewable energy. We own or operate the largest network of landfills throughout the U.S. and Canada. In order to make disposal more practical for larger urban markets, where the distance to landfills is typically farther, we manage transfer stations that consolidate, compact and transport waste efficiently and economically. Our solid waste business is operated and managed locally by our subsidiaries that focus on distinct geographic areas and provide collection, transfer, disposal, recycling and resource recovery services. Through our subsidiaries, including our Waste Management Renewable Energy segment, we are also a leading developer, operator and owner of landfill gas-to-energy facilities in the U.S. and Canada that produce renewable electricity and renewable natural gas, which is a significant source of fuel that we allocate to our natural gas fleet. Additionally, we are a leading recycler in the U.S. and Canada, handling materials that include paper, cardboard, glass, plastic and metal.
Our principal executive offices are located at 800 Capitol Street, Suite 3000, Houston, Texas 77002. Our telephone number is (713) 512-6200. Our website address is www.wm.com. Our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K are all available, free of charge, on our website as soon as practicable after we file the reports with the SEC. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus. Our common stock is traded on the New York Stock Exchange under the symbol “WM.”
RISK FACTORS
Investment in any securities offered pursuant to this prospectus involves risk. Before acquiring any such securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and each subsequently filed Quarterly Report on Form 10-Q, the other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement. This prospectus and the documents incorporated by reference also contain forward-looking statements that involve risks and uncertainties. See “Forward-Looking Statements.” Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also materially impair our business operations. The events discussed in the risk factors contained or incorporated by reference in this prospectus or any prospectus supplement may occur. If they do, our business, results of operations or financial condition could be materially adversely affected. In such case, the trading price of our securities could decline and you might lose all or part of your investment.

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds we receive from the sale of securities by us for general corporate purposes, which may include additions to working capital, refinancing existing indebtedness, capital expenditures, repurchase or redemption of securities and possible acquisitions. Pending any specific application, we may temporarily invest funds in short-term investments or apply them to the reduction of short-term indebtedness. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling securityholders.

DESCRIPTION OF THE DEBT SECURITIES
The debt securities covered by this prospectus will be our general unsecured obligations. We will issue senior debt securities on a senior unsecured basis under an indenture, dated as of September 10, 1997, among Waste Management, Inc., as issuer, and The Bank of New York Mellon Trust Company, N.A. (the current successor to Texas Commerce Bank National Association), as trustee. We will issue subordinated debt securities under an indenture dated as of February 1, 1997, among Waste Management, Inc., as issuer, and The Bank of New York Mellon Trust Company, N.A. (the current successor to Texas Commerce Bank National Association), as trustee. The indentures are substantially identical, except for provisions relating to subordination and covenants.
We have summarized material provisions of the indentures and the debt securities below. This summary is not complete, and is subject, and qualified in its entirety by reference, to all the provisions of the applicable indenture, including the definition of certain terms. We have filed the indentures with the SEC as exhibits to the registration statement, and you should read the indentures for provisions that may be important to you. The following sets forth certain general terms and provisions of any debt securities offered by this prospectus. The particular terms of debt securities will be described in the prospectus supplement relating to those offered debt securities.
Provisions Applicable to Each Indenture
General.   Neither indenture limits the amount of debt securities that may be issued under that indenture, and neither limits the amount of other unsecured debt or securities that we may issue. We may issue debt securities under the indentures from time to time in one or more series, each in an amount authorized prior to issuance.
Terms.   The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:
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whether the debt securities will be senior or subordinated debt securities;

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the title of the debt securities;

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the total principal amount of the debt securities;

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whether the debt securities will be issued in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

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the date or dates on which the principal of and any premium on the debt securities will be payable;

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any interest rate (or the method of calculating the interest rate, if applicable), the date from which interest will accrue, interest payment dates and record dates for interest payments;

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any right to extend or defer the interest payment periods and the duration of the extension;

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whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

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the place or places where payments on the debt securities will be payable;

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any provisions for optional redemption or early repayment;

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any provisions that would require the redemption, purchase or repayment of debt securities;

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the denominations in which the debt securities will be issued;

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whether payments on the debt securities will be payable in foreign currency or currency units or another form and whether payments will be payable by reference to any index or formula;

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the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

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any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

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any changes or additions to the events of default or covenants described in this prospectus;

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any restrictions or other provisions relating to the transfer or exchange of debt securities;

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any terms for the conversion or exchange of the debt securities for other securities of Waste Management, Inc. or any other entity;

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with respect to the subordinated indenture, any changes to the subordination provisions for the subordinated debt securities; and

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any other terms of the debt securities not inconsistent with the applicable indenture.

We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If we sell these debt securities, we will describe in the prospectus supplement any material U.S. federal income tax consequences and other special considerations.
If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.
Consolidation, Merger and Sale of Assets.   The indentures generally prohibit a consolidation or merger of Waste Management, Inc. into another person, or a conveyance, transfer or lease of our properties and assets substantially as an entirety to another person unless:
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the resulting person formed or into which Waste Management, Inc. is merged or the person which acquires our properties and assets substantially as an entirety assumes the performance of the covenants and obligations under the indentures and the due and punctual payments on the debt securities; and

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immediately after giving effect to the transaction, no default or event of default would occur and be continuing or would result from the transaction.

Upon any such consolidation, merger or asset lease, transfer or disposition, the resulting entity or transferee will be substituted for us under the applicable indenture and debt securities. In the case of an asset transfer or disposition other than a lease, we will be released from the applicable indenture.
Events of Default.   Unless we inform you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:
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failure to pay interest on that series of debt securities for 30 days when due;

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failure to pay principal of or any premium on that series of debt securities when due;

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failure to deposit into any sinking fund when due;

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failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of other series of debt securities) for 60 days after written notice by the trustee in the case of the senior indenture and for 90 days after written notice by the trustee in the case of the subordinated indenture or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;

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specified events involving bankruptcy, insolvency or reorganization; and

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any other event of default provided for that series of debt securities.

If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the default may in some cases rescind this accelerated payment requirement.

A holder of a debt security of any series issued under an indenture may pursue any remedy under that indenture only if:
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the holder gives the trustee written notice of a continuing event of default for that series;

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the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

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the holders offer to the trustee indemnity satisfactory to the trustee;

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the trustee fails to act for a period of 60 days after receipt of the request and offer of indemnity; and

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during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.
In most cases (subject to certain conditions including providing reasonable indemnification to the trustee), holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) may direct the time, method and place of:
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conducting any proceeding for any remedy available to the trustee; and

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exercising any trust or power conferred on the trustee relating to or arising as a result of an event of default.

The indentures require us to file each year with the trustee a written statement as to our compliance with the covenants contained in the applicable indenture.
Modification and Waiver.   Each indenture may be amended or supplemented if the majority in principal amount of the outstanding debt securities of all series issued under that indenture that are affected by the amendment or supplement (acting as one class) consent to it. However, the subordinated indenture may not be amended to alter the subordination of any outstanding subordinated securities without the consent of each holder of senior debt then outstanding that would be adversely affected by the amendment. Additionally, without the consent of the holder of each debt security affected, no modification may:
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reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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reduce the rate of or change the time for payment of interest on the debt security;

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reduce the principal of the debt security or change its stated maturity;

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reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

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change any obligation to pay additional amounts on the debt security;

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change any obligation for us to maintain a paying agency;

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make payments on the debt security payable in currency other than as originally stated in the debt security;

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impair the holder’s right to institute suit for the enforcement of any payment on or with respect to the debt security;

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make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification; or

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adversely affect the right to convert subordinated debt securities, if applicable.

The holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the applicable indenture, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any:
•
default or event of default in any payment on any debt security; or

•
compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

Defeasance.   When we use the term defeasance, we mean discharge from some or all of our obligations under the indentures. If any combination of funds or government securities are deposited with the trustee under an indenture sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due and payable, then, at our option, either of the following will occur:
•
we will be discharged from our obligations with respect to the debt securities of that series and, if applicable, the related guarantees (“legal defeasance”); or

•
we will no longer have any obligation to comply with the restrictive covenants, certain aspects of the merger covenant and other specified covenants under the applicable indenture, and the related events of default will no longer apply (“covenant defeasance”).

If a series of debt securities is defeased, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies, hold moneys for payment in trust and, in the case of subordinated debt securities, no defeasance will affect our obligations respecting the conversion of debt securities into common stock. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the debt securities will also survive.
Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.
Governing Law.   New York law will govern the indentures and the debt securities.
Trustee.   The Bank of New York Mellon Trust Company, N.A. is the trustee under the senior indenture and the subordinated indenture. The Bank of New York Mellon Trust Company, N.A. serves as trustee or custodian relating to a number of series of debt obligations of Waste Management, Inc. Certain of The Bank of New York Mellon Trust Company, N.A.’s affiliates perform certain commercial banking services and/or pension plan related services for us for which they receive customary fees and act as a lender under our current credit facility.
If an event of default occurs under an indenture and is continuing, the trustee under that indenture will be required to use the degree of care and skill of a prudent person in the conduct of that person’s own affairs. The trustee will become obligated to exercise any of its powers under that indenture at the request of any of the holders of any debt securities issued under that indenture only after those holders have offered the trustee indemnity satisfactory to it.
Each indenture contains limitations on the right of the trustee, if it becomes our creditor, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.
Form, Exchange, Registration and Transfer.   The debt securities may be issued in registered form, without interest coupons, or in bearer form, with interest coupons attached, or both, as described in the prospectus supplement. There will be no service charge for any registration of transfer or exchange of the debt securities. However, payment of any transfer tax or similar governmental charge payable for that registration may be required.

Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will affect the transfer or exchange if its requirements and the requirements of the applicable indenture are met.
The trustee will be appointed as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents we initially designate, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.
In the case of any redemption, we will not be required to register the transfer or exchange of:
•
any debt security during a period beginning 15 business days prior to the mailing of the relevant notice of redemption or repurchase and ending on the close of business on the day of mailing of such notice; or

•
any debt security that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents.   Unless we inform you otherwise in a prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the trustee and any paying agent. At our option, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, interest payments may be made to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.
Unless we inform you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.
If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day. For these purposes, unless we inform you otherwise in a prospectus supplement, a “business day” is any day that is not a Saturday, a Sunday or a day on which banking institutions in any of New York, New York; Houston, Texas or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.
Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.
Book-Entry Debt Securities.   The debt securities of a series may be issued in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. Global debt securities may be issued in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.
Provisions Applicable Solely to Senior Debt Securities
Ranking and Guarantee.   The senior debt securities will constitute senior debt of Waste Management, Inc. and will rank equally with all of the other series of debt securities issued under the senior indenture and will rank senior to all series of subordinated securities issued and outstanding from time to time. However, if the senior debt securities are not guaranteed by Waste Management Holdings, then such securities will be structurally subordinated to all senior debt that is so guaranteed. If provided in a prospectus supplement, Waste Management Holdings may fully and unconditionally guarantee on a senior unsecured basis the full and prompt payment of the principal of and any premium and interest on the senior debt securities issued by Waste Management, Inc. when and as the payment becomes due and payable, whether at maturity or otherwise.
Restrictive Covenants.   We have agreed to two principal restrictions on our activities for the benefit of holders of the senior debt securities. The restrictive covenants summarized below will apply to a series of senior debt securities (unless waived or amended) as long as any of those debt securities are outstanding, unless the prospectus supplement for the series states otherwise. We have used in this summary description capitalized terms that we have defined below under “— Glossary.”
Limitation on Liens
We have agreed that we and our Restricted Subsidiaries will create, issue, incur or assume Indebtedness secured by a lien upon a Principal Property only if the outstanding senior debt securities are secured equally and ratably with or prior to the Indebtedness secured by that lien. This covenant has exceptions that permit:
(a)   liens on the property or assets existing at the time of acquisition which secure obligations assumed by us or our Restricted Subsidiaries;
(b)   conditional sales agreements with respect to any property or assets acquired by us or a Restricted Subsidiary;
(c)   liens on the property, assets or stock of an entity at the time the entity is merged into or consolidated with us or a Restricted Subsidiary or at the time the entity becomes a Restricted Subsidiary;
(d)   liens on the property, assets or stock of any successor entity that becomes the Company in accordance with “— Provisions Applicable to Each Indenture — Consolidation, Merger and Sale of Assets,” above;
(e)   liens on assets either:
•
existing at the time of, or created within 360 days after, the acquisition of the assets, or

•
securing Indebtedness incurred to finance all or part of the purchase price of the assets or the cost of constructing, improving, developing or expanding the assets that was incurred before, at the time of, or created within 360 days after, the later of the completion of construction, improvement, development or expansion or the commencement of commercial operation of the assets;

(f)   intercompany liens;
(g)   mechanics’, materialmen’s and like liens incurred in the ordinary course of business;
(h)   liens arising by deposits or security given to governmental agencies required in order to do business with the government;
(i)   liens for taxes, assessments or governmental charges not yet delinquent or being contested in good faith;
(j)   liens in connection with legal proceedings so long as the proceeding is being contested in good faith or execution thereon is stayed;
(k)   landlord’s liens on fixtures located on property leased by us or Restricted Subsidiaries in the ordinary course of business;
(l)   liens in favor of any governmental authority in connection with the financing of the cost of construction or acquisition of property;
(m)   liens arising due to deposits to qualify us or a Restricted Subsidiary to do business, maintain self-insurance or obtain the benefit of or comply with laws;

(n)   liens incurred in connection with pollution control, sewage or solid waste disposal industrial revenue or similar financings;
(o)   liens arising in connection with the sale of accounts receivable; and
(p)   any extensions, substitutions, replacements or renewals of the above-described liens or any Indebtedness secured by these liens if the lien is limited to the property (plus any improvements) secured by the original lien.
In addition, without securing the senior debt securities as described above, we and our Restricted Subsidiaries may issue, assume or guarantee Indebtedness that this covenant would otherwise restrict in a total principal amount that, when added to all other outstanding Indebtedness that this covenant would otherwise restrict and the total amount of Attributable Debt outstanding for Sale/Leaseback Transactions, does not exceed 15% of Consolidated Net Tangible Assets. When calculating this total principal amount, we exclude from the calculation Attributable Debt from Sale/Leaseback Transactions in connection with which we have purchased property or retired or defeased Indebtedness as described in clause (b) below under “— Limitation on Sale/Leaseback Transactions.”
Limitation on Sale/Leaseback Transactions
Unless provided otherwise in a prospectus supplement, we and our Restricted Subsidiaries will not enter into a Sale/Leaseback Transaction unless at least one of the following applies:
(a)   we or that Restricted Subsidiary could incur Indebtedness in a principal amount equal to the Attributable Debt for that Sale/Leaseback Transaction and, without violating specified provisions of the covenant under “— Limitation on Liens,” could secure that debt by a lien on the property to be leased without equally and ratably securing the senior debt securities;
(b)   within 180 days after the effective date of any Sale/Leaseback Transaction, we will apply an amount equal to the fair value (as determined by our Board of Directors) of the property to be leased to the redemption or retirement of any senior debt securities issued under the senior indenture or to payment or other retirement of other debt of the Company that ranks senior to or pari passu with the debt securities listed under the senior indenture or debt incurred by a Restricted Subsidiary; or
(c)   within 180 days after entering into the Sale/Leaseback Transaction, we have entered into a commitment to expend for the acquisition or capital improvement of a Principal Property an amount equal to the fair value (as determined by our Board of Directors) of the property to be leased.
Notwithstanding the above, we and our Restricted Subsidiaries may effect a Sale/Leaseback Transaction that is not allowable under the clauses above provided that the Attributable Debt associated with the transaction, together with the aggregate principal amount of debt secured by liens on Principal Property not acceptable pursuant to the covenant under “— Limitation on Liens,” do not exceed 15% of Consolidated Net Tangible Assets.
Glossary
“Attributable Debt” means the present value of the rental payments during the remaining term of the lease included in the Sale/Leaseback Transaction. To determine that present value, we use a discount rate equal to the lease rate of the Sale/Leaseback Transaction or, if the lease rate is not known to the Company, the weighted average interest rate of all series of securities outstanding at the time under the indenture compounded semi-annually. For these purposes, rental payments do not include any amounts required to be paid for taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights. In the case of any lease that the lessee may terminate by paying a penalty, if the net amount (including payment of the penalty) would be reduced if the lessee terminated the lease on the first date that it could be terminated, then this lower net amount will be used.

“Consolidated Net Tangible Assets” means the total amount of assets of Waste Management, Inc. and its consolidated subsidiaries less:
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all current liabilities (excluding liabilities that are extendable or renewable at our option to a date more than 12 months after the date of calculation and excluding current maturities of long-term debt); and

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the value of all intangible assets.

We will calculate Consolidated Net Tangible Assets based on our most recent quarterly balance sheet.
“Indebtedness” means (a) all obligations for borrowed money or on which interest charges are customarily paid, all as shown on the balance sheet of the indebted party, (b) all items that would be included as liabilities on a balance sheet in accordance with generally accepted accounting practices as of the date at which Indebtedness is to be determined, and (c) all indebtedness secured by a security interest in property owned or being purchased by the indebted party and all guarantees of Indebtedness.
“Principal Property” means any waste processing, waste disposal or resource recovery plant or similar facility located within the United States or Canada and owned by, or leased to, us by any Restricted Subsidiary except (a) any such plant or facility (i) owned or leased jointly or in common with one or more persons other than us and any Restricted Subsidiaries in which our and our Restricted Subsidiaries’ interest does not exceed 50%, or (ii) which our Board of Directors determines is not material in importance to our total business or (b) any portion of such plant or facility which our Board of Directors determines in good faith not to be of material importance to the use or operation thereof.
“Restricted Subsidiary” means any Subsidiary (other than any Subsidiary of which the Company owns less than all of the outstanding voting stock) (a) principally engaged in, or whose principal assets consist of property used by us or any Restricted Subsidiary in the storage, collection, transfer, interim processing or disposal of waste within the United States or Canada or (b) which we designate as a Restricted Subsidiary in an officer’s certificate delivered to the trustee.
“Sale/Leaseback Transaction” means any arrangement with anyone under which we or our Restricted Subsidiaries lease any Principal Property that we or such Restricted Subsidiary has sold or transferred or will sell or transfer to that person. This term excludes the following:
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temporary leases for a term of not more than three years; and

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intercompany leases.

“Subsidiary” means an entity at least a majority of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more other Subsidiaries, or by us and one or more other Subsidiaries.
Provisions Applicable Solely to Subordinated Debt Securities
Ranking.   The subordinated debt securities will rank junior to all of our senior debt and may rank equally with or senior to our other subordinated debt that may be outstanding from time to time.
Subordination.   Under the subordinated indenture, payment of the principal of and any premium and interest on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all senior indebtedness. Unless we inform you otherwise in the prospectus supplement, we may not make any payment of principal of or any premium or interest on the subordinated debt securities if we fail to pay the principal, interest, premium or any other amounts on any senior indebtedness when due. The subordination does not affect our obligation to make payments in our capital stock pursuant to any conversion right or otherwise made on our capital stock.
The subordinated indenture does not limit the amount of senior indebtedness that we may incur. As a result of the subordination of the subordinated debt securities, if we become insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.

DESCRIPTION OF GUARANTEES
Waste Management Holdings may fully and unconditionally guarantee our payment obligations under any series of debt securities. If a series of debt securities is so guaranteed, Waste Management Holdings will execute a separate guarantee agreement or a supplemental indenture as further evidence of its guarantee. We will provide the specific terms of any guarantee in the prospectus supplement.
The obligations of Waste Management Holdings under its guarantee will be limited to the maximum amount that will not result in the obligations of Waste Management Holdings under the guarantee constituting a fraudulent conveyance or fraudulent transfer under federal or state law. The specific provisions under which Waste Management Holdings may be released and discharged from its guarantee will be set forth in the prospectus supplement.
If a series of debt securities is guaranteed by and is designated as subordinate to our senior indebtedness, then those guarantees by Waste Management Holdings will be subordinated to the senior indebtedness of Waste Management Holdings on substantially the same extent as the series is subordinated to our senior indebtedness.

DESCRIPTION OF CAPITAL STOCK
General
We may issue shares of our common stock to purchasers or in order to settle litigation or other claims or to satisfy judgment or arbitration awards. We may also issue shares of common stock to persons upon exercise of any convertible securities issued hereunder. The terms of any offering of common stock will be provided in a prospectus supplement. The following description of our common stock is not complete and is qualified in its entirety by reference to our Fourth Restated Certificate of Incorporation (“Certificate of Incorporation”) and Amended and Restated By-Laws (“By-laws”), each as amended to date of this prospectus, and each incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. You should read our Certificate of Incorporation and our By-laws as currently in effect for more details regarding the provisions described below and for other provisions that may be important to you. This section also summarizes relevant provisions of the Delaware General Corporation Law (“DGCL”). The terms of the DGCL are more detailed than the general information provided below. Therefore, you should carefully consider the actual provisions of these laws.
Our Certificate of Incorporation authorizes 1,500,000,000 shares of common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value per share.
Common Stock
Dividends.   Subject to applicable law, holders of common stock are entitled to receive dividends when, as and if declared by our Board of Directors. In certain cases, common stockholders may not receive dividends until we satisfy our obligations to any preferred stockholders.
Voting Rights.   Each holder of common stock is entitled to one vote for each share of common stock held by such holder on all matters to be voted on by stockholders generally, including the election of directors. Common stockholders do not have cumulative voting rights. With respect to any matter other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by our Certificate of Incorporation, our By-laws or the DGCL, when a quorum is present, the vote of the holders of a majority of the stock having voting power, present in person or represented by proxy, and entitled to vote thereon will decide any question brought before the meeting. A director must receive a majority of the votes cast with respect to that director at a meeting at which a quorum is present in order to be elected; provided that if the number of nominees exceeds the number of directors to be elected as of the tenth day preceding the date that we first mail notice of meeting to our stockholders, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at such meeting and entitled to vote on the election of directors.
Fully Paid Status.   All outstanding shares of our common stock are validly issued, fully paid and non-assessable. The shares offered hereby will also be, upon issuance and sale, validly issued, fully paid and non-assessable.
Liquidation or Dissolution.   If we liquidate, dissolve or wind up our business, whether or not voluntarily, common stockholders will share ratably in the assets remaining for distribution to stockholders after we pay our creditors and any preferred stockholders.
Listing.   Our common stock is listed on the New York Stock Exchange under the trading symbol “WM.”
Transfer Agent and Registrar.   The transfer agent and registrar for our common stock is Computershare in Jersey City, New Jersey.
Preferred Stock
Our Board of Directors is authorized, without obtaining stockholder approval, to issue one or more series of preferred stock. The Board’s authority includes determining the number of shares of each series and the rights, powers, preferences and limitations, qualifications and restrictions of each series, including without limitation voting rights, dividend rights, conversion rights, redemption rights and any liquidation preferences. In this regard, our Board of Directors may issue preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of common stock, and dividend or liquidation preferences that would restrict common stock dividends or adversely affect the assets available for distribution to holders of shares of common stock in the event of our dissolution.
Authorized but Unissued Shares
Authorized but unissued shares of common stock or preferred stock can be issued by our Board of Directors from time to time, without stockholder action, for a variety of purposes, including without limitation stock dividends or stock splits, to raise equity capital and to structure future corporate transactions, including acquisitions, as well as for other proper corporate purposes. Stockholders have no preemptive rights. The existence of authorized but unissued shares of common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Exclusive Forum
Our By-laws provide that, unless we consent to the selection of an alternative forum in writing, the Delaware Court of Chancery (the “Chancery Court”) will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder, employee or agent of the Company to the Company or its stockholders; (iii) any action asserting a claim pursuant to any provision of the DGCL, our Certificate of Incorporation or our By-laws or as to which the DGCL confers jurisdiction upon the Chancery Court; or (iv) any action asserting a claim governed by the internal affairs doctrine. Our By-laws provide that any person or entity purchasing, otherwise acquiring or retaining any interest in shares of capital stock of the Company are deemed to have notice of and to have consented to the exclusive forum By-law provision.
Advance Notice and Proxy Access
Our By-laws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board of Directors. Further, our By-laws contain a “proxy access” provision that permits a stockholder or group of up to 20 stockholders owning 3% or more of Waste Management, Inc.’s outstanding common stock continuously for at least three years to nominate and include in our proxy materials director nominees constituting up to the greater of 20% of the Board of Directors or two individuals, provided the stockholder(s) and the nominee(s) satisfy the requirements specified in our By-Laws.
Stockholder Action by Written Consent
Any action required or permitted to be taken at a meeting of our stockholders may be taken by written consent if such consents, setting forth the action so taken, (i) shall be signed by holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (ii) shall be delivered to us in accordance with applicable law. Our By-laws provide that any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary of Waste Management, Inc., request that the Board of Directors fix a record date.
Special Stockholder Meetings
Our By-laws provide that a special meeting of our stockholders may be called by the Secretary of Waste Management, Inc. at the request of the Chairman of the Board or the Chief Executive Officer, or may be called by order of the majority of the Board of Directors. A special meeting of our stockholders may also be called by the Secretary upon the written request of record holders having an aggregate “net long position” of at least 25% of the outstanding common stock of Waste Management, Inc. and having held such net long position continuously for at least one year as of the date of such request, subject to compliance with all other applicable terms and provisions of our By-laws.

Limitations on a Change of Control
We are a Delaware corporation governed by the DGCL. Section 203 of the DGCL, subject to specific exceptions, prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time the person became an interested stockholder, unless:
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the business combination, or the transaction in which the stockholder became an interested stockholder, is approved by the board of directors prior to the time the interested stockholder attained that status;

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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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at or after the time a person became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

“Business combinations” include mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to various exceptions, in general an “interested stockholder” is a person that, together with his or her affiliates and associates, owns, or within three years did own, 15% or more of our outstanding voting stock.
The provisions of Section 203 could delay or frustrate a change of control or discourage, impede or prevent a merger, tender offer or proxy contest involving us, even if such an event would be favorable to the interests of our stockholders.
Liability of Directors and Officers
Our Certificate of Incorporation provides that a director or officer of Waste Management, Inc. shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of this provision will not adversely affect any right or protection of a director or officer of Waste Management, Inc. in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.
Our Certificate of Incorporation and By-laws require that we provide indemnification to the maximum extent permitted from time to time under the DGCL and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of us or any of our direct or indirect subsidiaries or while such a director or officer is or was serving at our request as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that we are not required to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification is not to be exclusive of other indemnification rights arising under our By-laws, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Additionally, we have direct contractual obligations to provide indemnification to each of the members of our Board of Directors and each of our executive officers. These agreements provide directors and executive officers with the same indemnification by the Company as described above and assure directors and executive officers that indemnification will continue to be provided despite future changes in our By-laws.

DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any warrants or units that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION
The securities being offered by this prospectus may be sold by us or by a selling securityholder:
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through agents;

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to or through underwriters;

•
through broker-dealers (acting as agent or principal);

•
directly by us or a selling securityholder to purchasers, through a specific bidding or auction process or otherwise;

•
through a combination of any such methods of sale; or

•
through any other methods described in a prospectus supplement.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.
If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.
If a dealer is used in the sale of the securities, we, a selling securityholder or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.
We or a selling securityholder may directly solicit offers to purchase the securities and we or a selling securityholder may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.
Agents, underwriters and dealers may be entitled under agreements that may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.
Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.
Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.
Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

LEGAL MATTERS
Certain legal matters in connection with the securities will be passed upon by Courtney A. Tippy, our Vice President, General Counsel — Securities & Governance and Corporate Secretary. In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities will be passed upon for us by counsel named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Waste Management, Inc. appearing in Waste Management, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2024, and the effectiveness of Waste Management, Inc.’s internal control over financial reporting as of December 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution.
The following table sets forth the estimated fees and expenses payable by the Company in connection with the registration of the securities registered hereby:
SEC registration fee	$	*
Legal fees and expenses	$	+
Accounting fees and expenses	$	+
Printing fees and expenses	$	+
Rating agency fees and expenses	$	+
Trustee’s and transfer agent’s fees and expenses	$	+
Miscellaneous	$	+
Total	$

*
Applicable SEC registration fees have been deferred in accordance with Rule 456(b) and 457(r) under the Securities Act and are not estimable at this time.

+
Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the Company anticipates it will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate amount of these expenses in connection with the issuance and distribution of the securities being offered will be reflected in the applicable prospectus supplement.

Item 15.   Indemnification of Directors and Officers.
Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation — a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal actions or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.
Our Certificate of Incorporation and By-laws require that we provide indemnification to the maximum extent permitted from time to time under the DGCL and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of the Company or any of its direct or indirect subsidiaries or while such a director or officer is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the Company is not required to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification is not to be exclusive of other indemnification rights arising under any By-laws, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Additionally, the Company has direct contractual obligations to provide indemnification to each of the members of its Board of Directors and each of its executive officers. These agreements provide directors and executive officers with the same indemnification by the Company as described above and assure directors and executive officers that indemnification will continue to be provided despite future changes in the By-laws of the Company.
Waste Management Holdings’ Third Restated Certificate of Incorporation and Amended and Restated By-laws require that it provide indemnification to the maximum extent permitted from time to time under the DGCL, and shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of Waste Management Holdings or while such a director or officer is or was serving at the request of the Waste Management Holdings as a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney’s fees and expenses), judgments, fines and penalties paid in settlement incurred in connection with the investigation or defense of such action, suit or proceeding; provided, however, that Waste Management Holdings is not required to indemnify or advance expenses to any person in connection with any proceeding initiated by or on behalf of such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of Waste Management Holdings. Such indemnification is not exclusive of other indemnification rights arising under any By-laws, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs, executors and administrators of such person.
Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director or officer of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or an officer, except where (i) a director or officer breached the duty of loyalty, (ii) a director or officer failed to act in good faith, (iii) a director engaged in intentional misconduct or knowingly violated a law, (iv) a director or officer authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit or (v) an action by or in the right of the corporation is brought against an officer. Our Certificate of Incorporation provides that no director or officer will be liable to it or its stockholders for any breach of fiduciary duty, except as limited under the DGCL, and the Third Restated Certificate of Incorporation of Waste Management Holdings provides that no director will be liable to it or its stockholders for any breach of fiduciary duty, except as limited under the DGCL.
Our and Waste Management Holdings’ directors and officers are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act that might be incurred by them in such capacities and against which we may not indemnify them.
Item 16.    Exhibits.
The following documents are filed as exhibits to this registration statement.*
Exhibit Number	Description
3.1	Fourth Restated Certificate of Incorporation of Waste Management, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on May 17, 2024).
3.2	Amended and Restated By-laws of Waste Management, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on November 6, 2023).
3.3	Third Restated Certificate of Incorporation of Waste Management Holdings, Inc. (incorporated by reference to Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014).
3.4	Amended and Restated By-laws of Waste Management Holdings, Inc. (incorporated by reference to Exhibit 4.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014).
4.1	Specimen Stock Certificate of Waste Management, Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998).
4.2	Indenture for Subordinated Debt Securities dated February 1, 1997 among the Company and The Bank of New York Mellon Trust Company, N.A. (the current successor to Texas Commerce Bank National Association), as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on February 7, 1997).

Exhibit Number	Description
4.3	Indenture for Senior Debt Securities dated September 10, 1997 among the Company and The Bank of New York Mellon Trust Company, N.A. (the current successor to Texas Commerce Bank National Association), as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on September 24, 1997).
5.1	Legal Opinion of Courtney A. Tippy.
22.1	Guarantor Subsidiary (incorporated by reference to Exhibit 22.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025).
23.1	Consent of Courtney A. Tippy (included in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP.
24.1	Power of Attorney (included on the signature pages of this registration statement).
25.1	Statement of Eligibility of Trustee on Form T-1 with respect to the senior indenture.
25.2	Statement of Eligibility of Trustee on Form T-1 with respect to the subordinated indenture.
107	Filing Fees Table.

*
Waste Management, Inc. will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any securities, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby and (iv) any required opinion of counsel as to certain tax matters relative to securities offered hereby. Any additional required Statements of Eligibility under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), on Form T-1 would be filed, if necessary, on Form 305B2 in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act.

Item 17.    Undertakings.
The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement;
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(8)   To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 31st day of July, 2025.
WASTE MANAGEMENT, INC.
/s/ JAMES C. FISH, JR.

James C. Fish, Jr.,
Chief Executive Officer
POWER OF ATTORNEY
KNOWN ALL PERSONS BY THESE PRESENTS, that the individuals whose signature appears below hereby constitute and appoint Devina A. Rankin, Charles C. Boettcher and Courtney A. Tippy, and each of them severally, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his substitute or substitutes, may lawfully do to cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 31st day of July, 2025.
Signature	Title
/s/ JAMES C. FISH, JR. James C. Fish, Jr.	Chief Executive Officer and Director (Principal Executive Officer)
/s/ DEVINA A. RANKIN Devina A. Rankin	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ JOHN CARROLL John Carroll	Vice President and Chief Accounting Officer (Principal Accounting Officer)
/s/ THOMAS L. BENÉ Thomas L. Bené	Director
/s/ BRUCE E. CHINN Bruce E. Chinn	Director
/s/ ANDRÉS R. GLUSKI Andrés R. Gluski	Director
/s/ VICTORIA M. HOLT Victoria M. Holt	Director
/s/ KATHLEEN M. MAZZARELLA Kathleen M. Mazzarella	Chair of the Board and Director

Signature	Title
/s/ SEAN E. MENKE Sean E. Menke	Director
/s/ WILLIAM B. PLUMMER William B. Plummer	Director
/s/ MARYROSE T. SYLVESTER Maryrose T. Sylvester	Director

SIGNATURES
Pursuant to the requirements of the Securities Act, Waste Management Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 31st day of July, 2025.
WASTE MANAGEMENT HOLDINGS, INC.
/s/ MARK A. LOCKETT

Mark A. Lockett, President
POWER OF ATTORNEY
KNOWN ALL PERSONS BY THESE PRESENTS, that the individuals whose signature appears below hereby constitute and appoint Charles C. Boettcher and Courtney A. Tippy, and each of them severally, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his substitute or substitutes, may lawfully do to cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 31st day of July, 2025.
Signature	Title
/s/ MARK A. LOCKETT Mark A. Lockett	President (Principal Executive Officer)
/s/ JOHN CARROLL John Carroll	Vice President, Chief Financial Officer and Controller (Principal Financial Officer and Principal Accounting Officer)
/s/ COURTNEY A. TIPPY Courtney A. Tippy	Director